Exhibit 5.1
[LETTERHEAD OF VENABLE LLP]

January 4, 2016

Forest City Realty Trust, Inc.
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, Ohio 44113

Re:    Post-Effective Amendments to Registration Statements on Form S-8

Ladies and Gentlemen:

We have served as Maryland counsel to Forest City Realty Trust, Inc., a Maryland corporation (the “Company”), and successor by merger to Forest City Enterprises, Inc., an Ohio corporation (n/k/a Forest City Enterprises, L.P., a Delaware limited partnership) (the “Predecessor Registrant”), in connection with certain matters of Maryland law arising out of the issuance of (i) up to 14,750,000 shares (the “1994 Plan Shares”) of Class A common stock, $0.01 par value per share (the “Common Stock”), of the Company, pursuant to the Forest City Realty Trust, Inc. 1994 Stock Plan (f/k/a Forest City Enterprises, Inc. 1994 Stock Plan), (ii) shares of Common Stock (“Deferred Compensation Shares”) having an aggregate offering price of up to $550,000 pursuant to the Forest City Realty Trust, Inc. Deferred Compensation Plan for Nonemployee Directors (f/k/a Forest City Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors) and the Forest City Realty Trust, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (f/k/a Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors) and (iii) up to 750,000 shares (the “401(k) Shares” and, together with the 1994 Plan Shares and the Deferred Compensation Shares, the “Shares”) of Common Stock pursuant to the Forest City Employer, LLC 401(k) Employee Savings Plan & Trust I (f/k/a Forest City 401(k) Employee Savings Plan & Trust) (collectively, the “Plans”), each covered by the Post-Effective Amendment (the “Post-Effective Amendment”) to the Registration Statements on Form S-8 (Registration Nos. 333-191535, 333-173211, 333-169287, 333-153444, 333-122172, 333-61925 and 333-38912) of the Predecessor Registrant, and all amendments thereto (as further amended by the Post-Effective Amendment, collectively, the “Registration Statements”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statements;
2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.    The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
5.    Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the Plans and the issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;
6.    The Plans, certified as of the date hereof by an officer of the Company;
7.    A certificate executed by an officer of the Company, dated as of the date hereof; and

Forest City Realty Trust, Inc.
January 4, 2016

8.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.    The Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Charter or in the applicable Plan.

6.    Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.    Each option, stock award, restricted stock unit, right or other security granted under the Plans pursuant to which Shares may be issued upon exercise, exchange or settlement, or otherwise (each, an “Award”), will be duly authorized and validly granted in accordance with the applicable Plan, and any such Shares will be so issued in accordance with the terms of such Plan and any applicable stock option agreement, rights agreement or other award agreement entered into in connection with the grant of such Award (each, an “Award Agreement”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    The issuance of the Shares has been duly authorized and, when and if delivered against payment therefor in accordance with the applicable Registration Statement, the Resolutions, any other resolutions of the Board or a duly authorized committee thereof relating thereto, the applicable Plan and any applicable Award Agreement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding

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January 4, 2016

fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Post-Effective Amendment. We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,

/s/ Venable LLP